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                  [LIBERTY SATELLITE & TECHNOLOGY, INC. LOGO]

FOR IMMEDIATE RELEASE                                      CONTACT:
                                                           Investor Relations
                                                           John Beattie
                                                           Tel: (720) 875-6861


  CORRECTED--LIBERTY SATELLITE ANNOUNCES RESULTS OF ANNUAL STOCKHOLDER MEETING

ENGLEWOOD, CO, APRIL 1, 2002 - Liberty Satellite & Technology, Inc. (OTCBB:
LSTTA, LSTTB, LSATA, LSATB) announced today that it has acquired from parent company Liberty Media Corporation (NYSE: L, LMC.B) 100% of the equity of Ascent Entertainment Group, Inc. and the 89.4% of Liberty Satellite, LLC that it did not already own. Ascent Entertainment Group, Inc owns approximately 63% of On Command Corporation (NASD: ONCO).

A reverse 1-for-10 stock split has also been approved by a majority of the stockholders of the company. As previously announced, effective after the close of trading on April 1, 2002 the post-split shares of the company's Series A Common Stock will trade on the OTC Bulletin Board under the new symbol "LSTTA". Post-split shares of the company's Series B Common Stock will trade on the OTC Bulletin Board under the new symbol "LSTTB".

As part of the above transaction with Liberty Media Corporation, the company will exchange 34 million shares of its Series B Common Stock, after giving effect to a 1-for-10 reverse stock split effective after the close of trading today. Based on this afternoon's pre-reverse stock split closing price, the transaction is worth approximately $204 million.

The closing of the previously announced acquisition and the effectiveness of the 1-for-10 reverse stock split, followed the conclusion today of Liberty Satellite & Technology's 2001 annual stockholders meeting, which was originally convened on March 26, 2002, and adjourned until April 1, 2002. The Company announced after the conclusion of the meeting that all of the Company's nominees for director, and each of the other proposals submitted to a vote of the stockholders, were duly approved.

The following persons were elected directors at the annual meeting: Alan M. Angelich, Robert R. Bennett, William H. Berkman, William R. Fitzgerald, John W. Goddard, J. Curt Hockemeier and Gary S. Howard.

In addition, each of the following proposals was approved:

Proposal No. 2 - A proposal to approve an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company's capital stock from 220,000,000 shares to 1,750,000,000 shares, of which 1,000,000,000 shares shall be designated Series A Common Stock, par value $1.00 per share, 700,000,000 shares shall be
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designated Series B Common Stock, par value $1.00 per share, and 50,000,000 shares shall be designated preferred stock, par value $.01 per share;

Proposal No. 3 - A proposal to approve a transaction whereby Liberty Media Corporation will contribute to the Company certain assets and businesses in exchange for 340,000,000 shares of the Company Series B Common Stock;

Proposal No. 4 - Ratification of the appointment of KPMG LLP as independent auditors for the Company for the year ended December 31, 2001;

Proposal No. 5 - A proposal to approve an amendment to the Company's Amended and Restated Certificate of Incorporation to effect a one-for-five reverse stock split of the Company's outstanding shares of common stock;

Proposal No. 6 - A proposal to approve an amendment to the Company's Amended and Restated Certificate of Incorporation to effect a one-for-ten reverse stock split of the Company's outstanding shares of common stock.

Following the meeting, as previously announced, the Company submitted for filing with the office of the Secretary of State of Delaware a Certificate of Amendment to the Company's Amended and Restated Certificate of Incorporation, providing for the 1-for-10 reverse stock split and the increase in the number of the Company's authorized shares. After giving effect to both amendments, and the transaction with Liberty Media, the Company's authorized shares now comprise 100 million shares of Series A Common Stock, of which approximately 6.75 million are issued and outstanding, 70 million shares of Series B Common Stock, of which approximately 34.77 million shares are issued and outstanding, and 5 million shares of Preferred Stock, of which 300,000 shares are issued and outstanding, including 150,000 shares designated Series A non-voting Preferred Stock and 150,000 shares designated Series B convertible voting Preferred Stock.

As described in the Company's proxy statement with respect to the stockholders meeting, the 1-for-5 reverse stock split approved at the meeting was submitted to the stockholders as an alternative to the 1-for-10 reverse stock split. Since the 1-for-10 reverse stock split has been effected, the alternative 1-for-5 proposal has been abandoned by the Board of Directors of the Company and will not be acted upon.

Liberty Satellite & Technology, Inc., known as LSAT, pursues strategic opportunities worldwide in the distribution of internet data and other content via satellite and related businesses.

THE FOREGOING ARE "FORWARD-LOOKING STATEMENTS" WHICH ARE BASED ON MANAGEMENT'S BELIEFS AS WELL AS ON A NUMBER OF ASSUMPTIONS CONCERNING FUTURE EVENTS MADE BY AND INFORMATION CURRENTLY AVAILABLE TO MANAGEMENT. READERS ARE CAUTIONED NOT TO PUT UNDUE RELIANCE ON SUCH FORWARD-LOOKING STATEMENTS, WHICH ARE NOT A GUARANTEE OF PERFORMANCE AND ARE SUBJECT TO A NUMBER OF UNCERTAINTIES AND OTHER FACTORS, MANY OF WHICH ARE OUTSIDE LSAT'S CONTROL. FOR A MORE DETAILED DESCRIPTION OF THE FACTORS THAT COULD CAUSE SUCH A DIFFERENCE, PLEASE SEE LSAT'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. LSAT DISCLAIMS ANY INTENTION OR OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

THIS COMMUNICATION SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY SALE OF SECURITIES IN ANY JURISDICTION IN WHICH THE OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION. NO OFFERING OF SECURITIES SHALL BE MADE EXCEPT BY MEANS OF A PROSPECTUS MEETING THE REQUIREMENTS OF SECTION 10 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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